UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2009

HealthSouth Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 3, 2009, HealthSouth Corporation (the “Company”) issued a press release reporting the financial results of the Company for the three and nine months ended September 30, 2009. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In addition, a copy of the supplemental slides which will be discussed during the Company’s earnings call at 9:30 a.m. Eastern Time on Wednesday, November 4, 2009 is attached to this report as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

See Item 2.02, “Results of Operations and Financial Condition,” above.

Note Regarding Adoption of New Accounting Pronouncement

As of January 1, 2009, we have reclassified our noncontrolling interests (formerly known as “minority interests”) as a component of equity and now report net income and comprehensive income attributable to our noncontrolling interests separately from net income and comprehensive income attributable to HealthSouth.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the press release and supplemental slides includes non-GAAP financial measures, including the Company’s leverage ratio and Adjusted Consolidated EBITDA. The Company’s leverage ratio is defined in its Credit Agreement as the ratio of consolidated total debt to Adjusted Consolidated EBITDA for the trailing four quarters. The Company continues to believe both its leverage ratio and Adjusted Consolidated EBITDA as defined in its Credit Agreement are measures of leverage capacity, its ability to service its debt, and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s Credit Agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”). These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company’s capitalization. Non-compliance with these financial covenants under the Credit Agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms as favorable to those in the Company’s existing Credit Agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to consolidated net income unusual non-cash or non-recurring items. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company’s recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 11, Settlements, and Note 12, Contingencies, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, when filed, (5) stock based compensation expense recorded for employees, (6) investment and other income (including interest income), and (7) fees associated with the Company’s divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income, which reconciliation is set forth in the press release attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2008 Form 10-K.

The Company also uses adjusted income from continuing operations and the related per share amounts as analytical indicators to assess its performance. Management believes the presentation of adjusted income from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income and net income per share attributable to HealthSouth common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of operations included in the press release attached as Exhibit 99.1 for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income to adjusted income from continuing operations, and the related per share amounts, is included in the earnings release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the supplemental slides attached as Exhibit 99.2. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of cash flows included in the press release attached as Exhibit 99.1 for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to adjusted free cash flow is presented below.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Consolidated EBITDA

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2009	2008	2008
		(As Adjusted)	(As Adjusted)
Net cash provided by operating activities	$362.1	$149.3	$227.2
Provision for doubtful accounts	(25.5)	(20.5)	(27.4)
Professional fees-accounting, tax, and legal	5.0	12.9	44.4
Interest expense and amortization of debt
discounts and fees	95.0	131.1	159.5
UBS Settlement proceeds, gross	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	2.8	7.8	10.6
Net income attributable to noncontrolling interests	(25.7)	(21.1)	(29.4)
Amortization of debt discounts and fees	(4.8)	(4.9)	(6.5)
Distributions from nonconsolidated affiliates	(6.5)	(7.6)	(10.9)
Current portion of income tax benefit	(3.2)	(23.7)	(73.8)
Change in assets and liabilities	(31.8)	22.5	48.6
Change in government, class action, and
related settlements liability	11.0	7.4	7.4
Other operating cash used in (provided by)
discontinued operations	9.6	1.6	(6.6)
Other	1.1	(0.6)	(1.4)
Adjusted Consolidated EBITDA	$289.1	$254.2	$341.7

In accordance with the Credit Agreement, the Company is allowed to add certain other items to the calculation of Adjusted Consolidated EBITDA, and there may also be certain other deductions required. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from the above table.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009 (1)	2008 (1)	2009	2008
Net cash provided by operating activities	$132.9	$82.3	$362.1	$149.3
Impact of discontinued operations	2.6	(4.9)	9.6	1.6
Net cash provided by operating activities
of continuing operations	135.5	77.4	371.7	150.9
Incremental income tax expense	(3.0)	(1.3)	(4.7)	(3.1)
Capital expenditures for maintenance	(9.5)	(8.1)	(24.5)	(25.2)
Net settlements on interest rate swaps	(11.2)	(7.3)	(30.3)	(13.9)
Dividends paid on convertible perpetual preferred
stock	(6.5)	(6.5)	(19.5)	(19.5)
Distributions paid to noncontrolling interests
of consolidated affiliates	(7.0)	(9.8)	(22.8)	(26.3)
Non-recurring items:
UBS Settlement proceeds, less fees
to derivative plaintiffs' attorneys	-	-	(73.8)	-
Income tax refunds	(5.5)	(8.8)	(59.5)	(27.8)
Cash paid for:
Professional fees - accounting, tax, and legal	3.5	4.0	11.5	12.9
Government, class action, and related
settlements	2.3	-	11.0	7.4
Adjusted free cash flow	$98.6	$39.6	$159.1	$55.4

(1)
Net cash provided by operating activities for the nine months ended September 30, 2009 and 2008 was $362.1 million and $149.3 million, respectively. Net cash provided by operating activities for the six months ended June 30, 2009 and 2008 was $229.2 million and $67.0 million, respectively, as reported in the Company’s Form 10-Q for the quarterly period ended June 30, 2009. The difference is the $132.9 million and $82.3 million of net cash provided by operating activities for the three months ended September 30, 2009 and 2008, respectively.

For the three months ended September 30, 2009, net cash used in investing activities was $46.6 million and resulted primarily from capital expenditures, an increase in restricted cash, and net settlement payments related to interest rate swaps. Net cash used in financing activities during the three months ended September 30, 2009 was $18.8 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s convertible perpetual preferred stock.

For the three months ended September 30, 2008, net cash used in investing activities was $51.5 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap. Net cash used in financing activities during the three months ended September 30, 2008 was $73.0 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock.

For the nine months ended September 30, 2009, net cash used in investing activities was $124.4 million and resulted primarily from capital expenditures, an increase in restricted cash, and net settlement payments related to interest rate swaps. Net cash used in financing activities during the nine months ended September 30, 2009 was $152.6 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock.

For the nine months ended September 30, 2008, net cash used in investing activities was $11.9 million and resulted primarily from capital expenditures, including expenditures associated with development activities, and net settlement payments related to an interest rate swap offset by proceeds from asset disposals, including our corporate campus. Net cash used in financing activities during the nine months ended September 30, 2008 was $133.4 million and resulted primarily from net debt payments made during the period, as well as distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company’s perpetual preferred stock.

Forward-Looking Statements

The information contained in the earnings release and supplemental slides includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the earnings release and supplemental slides as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the 2008 Form 10-K, our quarterly report on Form 10-Q for the quarterly periods ended September 30, 2009 (when filed), June 30, 2009, and March 31, 2009, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release of HealthSouth Corporation, dated November 3, 2009.
99.2	Supplemental slides provided in connection with the third quarter 2009 earnings call of HealthSouth Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary
Dated: November 3, 2009